Exhibit 10.1

AMENDMENT NO. 1 TO WARRANT

This Amendment No. 1 To Warrant (this “Amendment”) is made as of __________, 2018, by Skyline Medical Inc. (to be renamed Precision Therapeutics Inc. as of February 1, 2018) (the “Company”), in regards to that certain Common Stock Purchase Warrant to dated November 25, 2016, (the “Warrant”) issued to [Name of Holder] (“Holder”). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Warrant.

AMENDMENTS

1.	Section 2(b) is hereby amended and restated to read in its entirety as follows:

	“b)	Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.00 (the “Exercise Price”).”

2.	Except as specifically amended hereby, the Warrant shall remain in full force and effect in accordance with its terms. For clarification, the Exercise Date was May 25, 2017, and the Termination Date continues to be November 25, 2021.

In Witness Whereof, the Company has executed this Amendment as of the date first written above.

SKYLINE MEDICAL INC.

By:
Its:

[NAME OF HOLDER]

By:
Name:
Title: